CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration Statement of Form S-8 (File No. 33-37306) and (File No. 333-120534) of Canyon Resources corporation of our report dated February 25, 2005, which appears in the financial statements included in this Company’ From 10-K for the year ended December 31, 2004.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado
March 16, 2005